
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       1,382,317
<SECURITIES>                                         0
<RECEIVABLES>                                  311,906<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,852,698
<PP&E>                                      72,527,553<F2>
<DEPRECIATION>                            (41,180,356)<F3>
<TOTAL-ASSETS>                              34,894,118
<CURRENT-LIABILITIES>                        2,569,904
<BONDS>                                     41,844,331<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (9,520,117)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,894,118
<SALES>                                              0
<TOTAL-REVENUES>                            10,886,676<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,304,760<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,551,538
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    30,378<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $71,636,390 and deferred expenses of $891,163.
<F3>Accumulated  depreciation of $40,660,816 and accumulated amortization of deferred expenses of $519,540.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($399,225) and ($9,120,892), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $4,163,749, real estate taxes of $1,496,052 and depreciation and amortization of $2,644,959.
<F8>Net income allocated $304 to the General Partners and $30,074 to the Limited
Partners. Average net income per Unit of Limited Partners interest is $.80 on 35,000 Units outstanding.

